UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 19, 2006, the Compensation Committee of the Board of Directors of Electro Scientific Industries, Inc. (the “Company”) approved the bonuses to be paid to the Company’s Chief Executive Officer and the other executive officers earning more than $100,000 in fiscal 2006 (collectively, the “named executive officers”) under the Company’s Annual Executive Team Bonus Plan for fiscal 2006. The bonuses are as follows:

Nicholas Konidaris
President and Chief Executive Officer	$462,840
Robert DeBakker
Vice President of Operations	$140,448
Thomas Wu
Vice President of Worldwide Sales	$152,152
Kerry Mustoe
Interim Chief Financial Officer, Corporate Controller and Chief Accounting Officer	$52,030

On July 19, 2006, the Compensation Committee approved the fiscal 2007 compensation for the named executive officers consisting of base salary, target bonus (expressed as a percentage of base salary) under the Company’s Annual Executive Team Bonus Plan and time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) granted under the Company’s 2004 Stock Incentive Plan, as follows:

	Base Salary	Target Bonus	RSUs	PRSUs
Nicholas Konidaris
President and Chief Executive Officer	$475,000	100%	10,000	10,000
Robert DeBakker
Vice President of Operations	$230,000	60%	6,000	4,000
Thomas Wu
Vice President of Worldwide Sales	$260,000	60%	6,000	10,000
Kerry Mustoe
Interim Chief Financial Officer, Corporate Controller and Chief Accounting Officer	$172,000	30%	2,000	2,000

A summary of the performance targets and payout structure under the Company’s Annual Executive Team Bonus Plan for fiscal 2007 is filed as Exhibit 10.1 hereto. The RSUs cliff vest on the fifth anniversary of the grant date. The form of Restricted Stock Unit Agreement is filed as Exhibit 10.2 hereto.

The PRSUs vest based upon the compounded earnings per share growth rate of the Company relative to its peer group over the three fiscal year period ending on or before May 30, 2009 as compared to the base period comprised of the three fiscal year period ending on or before June 3, 2006. The PRSUs vest ratably, with 50% vesting at a growth rate at the 25% percentile and 200% vesting at a growth rate at the 90% percentile. The form of Performance Based Restricted Stock Unit Agreement is filed as Exhibit 10.3 hereto.

On July 20, 2006, the Board of Directors, upon the recommendation of the Compensation Committee, approved the grant of 2,775 restricted stock units to each director other than Mr. Konidaris. These units vest one-third on each of the first three anniversaries of the grant date. The form of Restricted Stock Unit Agreement is filed as Exhibit 10.4 hereto.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 20, 2006, the Board of Directors of the Company appointed John Metcalf as the Company’s Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary effective Mr. Metcalf’s first day of employment with the Company which, is expected to be September 11, 2006.

Kerry Mustoe, who has been serving as Interim Chief Financial Officer, will continue in her position as Corporate Controller and Chief Accounting Officer.

Since 2002, Mr. Metcalf, age 55, has been a partner in Tatum CFO Partners, LLP (“Tatum”), a national partnership of more than 350 professional chief financial officers. Mr. Metcalf will remain a partner in Tatum during his employment with the Company. Since 2004, Mr. Metcalf has acted as the full-time Chief Financial Officer for Siltronic Corporation, a wafer manufacturing company. Since 2004, Mr. Metcalf has also served as a director and member of the audit committee of ParkerVision, Inc. From 2003 to 2004, Mr. Metcalf served as Chief Financial Officer of AELRx, a pharmacy benefits consulting company, and during 2001 he served as Vice President of Finance and Chief Financial Officer of Zight Corporation, a microdisplay company.

Mr. Metcalf will receive a base annual salary of $270,000. He will be entitled to receive a target cash bonus equal to 60% of his base salary if certain performance targets are achieved. He will be awarded an inducement grant of a non-qualified option to purchase 100,000 shares of the Company’s common stock. This option, which is granted outside of a shareholder approved plan, will be granted on terms substantially similar to awards made under the Company’s 2004 Stock Incentive Plan. The exercise price of the option will be the closing price of the Company’s common stock on his first day of employment and the option will vest ratably on the first four anniversaries of his start date. He also will receive an award of 4,000 restricted stock units under the 2004 Plan, to be awarded on his first day of employment. Half of the units will vest 90 days after the grant date and the remaining units will vest one year and 90 days after the grant date. Mr. Metcalf will also be party to a change in control agreement. Mr. Metcalf’s offer letter is filed as Exhibit 10.5 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fiscal 2007 Annual Executive Team Bonus Plan summary

10.2	Form of Restricted Stock Unit Agreement

10.3	Form of Performance Based Restricted Stock Unit Agreement

10.4	Form of Restricted Stock Unit Agreement (Directors)

10.5	John Metcalf offer letter, dated July 7, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2006.

Electro Scientific Industries, Inc.

By:	/s/ Nicholas Konidaris
Name:	Nicholas Konidaris
Title:	President and Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Fiscal 2007 Annual Executive Team Bonus Plan summary

10.2	Form of Restricted Stock Unit Agreement

10.3	Form of Performance Based Restricted Stock Unit Agreement

10.4	Form of Restricted Stock Unit Agreement (Directors)

10.5	John Metcalf offer letter, dated July 7, 2006

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